SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2007

EGL, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-27288	76-0094895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15350 Vickery Drive, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 618-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On May 17, 2007, the Special Committee of the Board of Directors of EGL, Inc. (“EGL” or the “Company”) received a revised proposal from entities affiliated with James R. Crane, EGL's largest shareholder, Chief Executive Officer and Chairman of the Board, together with investment funds affiliated with Centerbridge Partners, L.P. and The Woodbridge Company Limited (the "Crane group"), that would amend the current merger agreement between EGL and the Crane group.  The proposal would increase the consideration to holders of EGL common stock to $46.25 per share in cash. The Crane group also proposed to increase the termination fee that is payable by EGL under certain circumstances from $30 million to $40 million. This proposal was received as the Board of Directors was deliberating on the recommendation of the Special Committee to accept the proposal from CEVA Group Plc, a UK public company that is owned by affiliates of Apollo Management, L.P. (the "CEVA group"), to purchase the Company for $46.00 per share in cash.  On May 18, 2007, EGL issued a press release announcing the Special Committee’s receipt of the revised proposal.

Following the receipt of the revised proposal from the Crane group, the Special Committee determined that the CEVA group proposal was no longer a superior proposal as defined in the merger agreement. The Special Committee informed representatives of the CEVA group of this decision.

On May 21, 2007, the Company issued a press release announcing that the Special Committee had received a revised definitive proposal from the CEVA group, increasing the consideration to holders of EGL common stock to $47.50 per share in cash. The definitive proposal included financing commitments.

The CEVA group also proposed to decrease the termination fee payable by EGL to the CEVA group under certain circumstances from $30 million to $20 million. In addition, the termination fee payable by the CEVA group to EGL would be increased to $40 million in the event that CEVA's financing is not obtained and to $60 million in the event of any willful breach by CEVA of the proposed merger agreement between CEVA and EGL.

The Special Committee determined that the revised definitive proposal received from the CEVA group is a superior proposal as defined in the merger agreement with the Crane group.

While at this time the current merger agreement with the Crane group remains in effect, the Special Committee has notified the Crane group of its determination and its availability to discuss and negotiate any revised proposal that the Crane group wishes to make during the period provided by the agreement, which period will end at the close of business on May 23, 2007. At that time, the Special Committee would consider whether the terms of the CEVA group's proposal remains a superior proposal, and, if so, the Board of Directors and the Special Committee would then consider whether to take such actions as would be necessary and proper to terminate the merger agreement with the Crane group and enter into an agreement with the CEVA group.

The current agreement with the Crane group may be terminated under certain circumstances, including if the Board or Special Committee has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the agreement, including the payment by EGL of the $30 million termination fee.

The Special Committee cautions that there can be no assurance that the CEVA group's proposal will lead to the termination of the merger agreement with the Crane group and the execution of a definitive agreement with the CEVA group, or that the proposed transaction with the CEVA group will be approved or consummated.

Copies of press releases issued on May 17, 2007, May 18, 2007 and May 21, 2007 are included as Exhibits 99.1, 99.2 and 99.3 to this Form 8-K and are incorporated into this Item 8.01 by reference.

Important Additional Information Regarding the Merger with the Crane Group will be Filed with the SEC:

In connection with the proposed merger with the Crane group (the "Crane Merger"), the Company will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CRANE MERGER AND THE PARTIES TO THE CRANE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company's website, http://www.eaglegl.com.

The Company and its directors, executive officers and other members of its management and employees (including, without limitation, Mr. Crane) may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Crane Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's Form 10-K/A filed on April 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Crane Merger, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the Crane Merger, which will be filed with the SEC.

CAUTIONARY STATEMENTS

The statements included in this Current Report on Form 8-K regarding any transaction with the CEVA group or the Crane group, including the timing thereof, the likelihood that either such transaction could be consummated, any future actions by the CEVA group or the Crane group and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, approval of the CEVA group's or the Crane group's respective proposals by the special committee and board, ability of the CEVA group and the Company to agree to definitive documents, ability of the Crane group and the Company to agree to a definitive amendment to the Crane group merger agreement, the Company's ability to satisfy certain terms of the Crane group merger agreement (including certain determinations by the special committee and the board), satisfaction of closing conditions, actions by the CEVA group and Crane group and other factors detailed in risk factors and elsewhere in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1

Press Release, dated May 17, 2007

Exhibit 99.2

Press Release, dated May 18, 2007

Exhibit 99.3

Press Release, dated May 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2007

EGL, INC.

By:___/s/ Dana Carabin______________________

Dana Carabin

General Counsel and Corporate Secretary